LPHI ANNOUNCES STOCK SPLIT

December 2, 2010 - Waco, Texas - Life Partners Holdings, Inc. (Nasdaq GS: LPHI) today announced that its Board of Directors has approved a 5-for-4 split of the company’s common stock which will be paid in the form of a stock dividend on December 31, 2010, to shareholders of record as of December 21, 2010.

Life Partners Holdings, Inc. is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.” Since its incorporation in 1991, Life Partners has completed over 125,000 transactions for its worldwide client base of over 27,000 high net worth individuals and institutions in connection with the purchase of approximately 6,400 policies totaling approximately $2.7 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and projected total business volume, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Visit our website at: www.lphi.com

LPHI-G

Contact:

Life Partners Holdings, Inc.
Shareholder Relations, 254-751-7797
info@LPHI.com
www.lphi.com

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